STORAGE SPACE LEASE

This Lease is made on June 7, 2011

BETWEEN the Tenant: **CHILDREN'S CENTER OF MONMOUTH COUNTY, INC.** (hereinafter "CCMCo")

whose address is: 1115 Green Grove Road, Neptune, NJ 07753
referred to as "Tenant";

AND the Landlord: **ADDR PROPERTIES, LLC and STERLING SEAL & SUPPLY, INC.** (hereinafter "Sterling etal")

whose address is: 1105 Green Grove Road, Neptune, NJ 07753
referred to as "Landlord".

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1. PROPERTY: The Tenant agrees to rent from the Landlord and the Landlord agrees to leases to the Tenant the property known as a portion of the interior of 1105 Green Grove Road, Neptune, New Jersey, as more particularly set forth on a drawing attached hereto and made a part hereof as Schedule **"A"**. In addition to the space which is set forth in the drawing attached as Schedule **"A"**, includes two (2) additional rooms with doors are included for Tenant's use, as well as the access shown.

2. TERM: The term of this Lease is for three (3) years starting on **July 1, 2011** and ending on **June 30, 2014.**

3. RENT: The Tenant agrees to pay **TWO THOUSAND DOLLARS ($2,000.00)** per month as rent, due on the first (1st) day of each month. The first payment of rent is due upon the signing of this Lease by the Tenant. The rent shall include the use of the building together with the existing shelving and pallets presently situate on the premises.

4. **USE OF PROPERTY.** The Tenant shall use the premises for storage. The Landlord consents to the Tenant installing a chain link fence surrounding a portion of the area included in this Lease.

5. **MAINTENANCE and UTILITIES.** Through the term of this Lease, Landlord agrees to be responsible to provide and pay for all utilities servicing the premises in question and to maintain the premises in good condition.

6. **ALTERATIONS.** Tenant is hereby granted permission to make those alterations and additions to the leased premises which are reasonable and necessary to provide Tenant with a secure and clean area for storage. Tenant shall have exclusive use of the demised premises.

7. **INSURANCE.** Both Landlord and Tenant agree to maintain appropriate insurance policies of Commercial Liability Insurance in the amount of at least One Million Dollars ($1,000,000.00) on liability arising out of the use of the property described in this Lease, and provide evidence thereof to each other if requested.

8. **QUIET ENJOYMENT.** The Tenant may remain in and use the property without interference subject to the terms of this Lease.

9. **RENEWAL.** This Lease may be renewed for one (1) year periods at the option of both parties. The party desiring such renewal shall send a written request therefore to the remaining party at least sixty (60) days prior to expiration of the then current term. If acceptable to the remaining party, the parties shall promptly execute a written confirmation thereof.

10. **BINDING EFFECT**. This Lease shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

11. **AMENDMENTS**. No amendments or variations of the terms and conditions of this Lease shall be permitted unless in writing and signed by all parties hereto.

12. **ENTIRE LEASE.** This Lease shall constitute an indivisible agreement, which shall not be subject to any division into its individual parts. Further, this Lease supersedes any and all prior representations, understandings and agreements, whether verbal or written, with respect to the subject matter hereof.

13. **GOVERNING LAW**. This Lease shall be interpreted, construed and governed according to the laws of the State of New Jersey.

14. **GENDER**. In all references herein to any parties, persons, entities or corporations, the use of any particular gender or the plural or singular number is intended to include the appropriate gender or number as the text of the within instrument may require.

15.. **NOTICE**. Any notice, report or demand required or permitted by any provision of this Agreement shall be deemed to have been sufficiently given or served for all purposes if it is sent by certified mail, return receipt requested, or by nationally recognized overnight commercial courier, postage and charges prepaid, as follows:

As to **THE CHILDREN'S CENTER:**

The Children's Center of Monmouth County, Inc.
Attn: Howard M. Newman
1115 Green Grove Road
Neptune, New Jersey 07753

As to **ADDR and STERLING:**

ADDR Properties, LLC
Attn: Angelo DeRosa
1105 Green Grove Road
Neptune, New Jersey 07753

IN WITNESS WHEREOF, the parties hereto have set their hands and seal the day and year first above written.

WITNESS:

____

CHILDREN'S CENTER OF MONMOUTH COUNTY, INC.

By: ______________________
Name: HOWARD M. NEWMAN
Title: Finance Director

WITNESS:

____

ADDR PROPERTIES, LLC and STERLING SEAL & SUPPLY, INC.

By: ______________________
Name: Angelo DeRosa
Title: President